Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2017, accompanying the consolidated financial statements included in the Annual Report of Abeona Therapeutics Inc. and subsidiaries on Form 10-K for the years ended December 31, 2016 and 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Abeona Therapeutics Inc. 2015 Equity Incentive Plan on Form S-8.

/s/ Whitley Penn, LLP
Dallas, Texas
November 14, 2017